DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

	This Director and Officer Indemnification Agreement made and entered into as of January 23, 2003 ("Agreement"), by and between Techne Corporation, a Minnesota corporation (the "Company") and _____________________ (the "Indemnitee"):

	WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

	WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

	WHEREAS, the Company's Articles of Incorporation and Bylaws require it to indemnify its directors and officers to the fullest extent permitted by law; and

	WHEREAS, the Company desires to provide the Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of any such Articles or Bylaws or any change in the ownership of the Company or the composition of its Board of Directors):

	NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Companies and Indemnitee do hereby covenant and agree as follows:

	1.  Definitions.

	(a) "Official Capacity" means (1) with respect to an Indemnitee who is a director of the Company, the position of director of the company, (2) with respect to an Indemnitee who is an officer of the Company, the elective or appointive office or position held by such person, and (3) with respect to an Indemnitee who, while a director, officer, or employee of the Company, is or was serving at the request of the Company or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan.

	(b) "Entity" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

	(c) "Expenses" shall mean all fees, costs and expenses incurred in connection with any Proceeding, including, without limitation, attorneys' fees, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 9 and 10(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

	(d) "Indemnifiable Expenses," "Indemnifiable Liabilities" and "Indemnifiable Amounts" shall have the meanings ascribed to those terms in Section 3(a) below.

	(e) "Indemnitee" shall mean the individual identified above and the spouse of such individual to the extent that such spouse incurs Expenses or Liabilities arising from activities of such individual in the individual's Official Capacity and the individual is indemnified pursuant to Section 3 below.

	(f) "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement, including punitive and exemplary damages to the maximum extent permitted by Minnesota law.

	(g) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to
Section 10 of this Agreement to enforce Indemnitee's rights hereunder and a proceeding initiated by or in the right of the company.

	(h) "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other
Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

	2. Services of Indemnitee. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

	3. Agreement to Indemnify. Subject Section 7 below, if Indemnitee was or is a party or is threatened to be made a party or witness to any Proceeding by reason of the Indemnitee's Official Capacity, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities," respectively, and collectively as "Indemnifiable Amounts"), provided that Indemnitee:

	a) has not been indemnified by any other organization for the Indemnifiable Amounts;

	b) acted in good faith;

	c) has not received improper personal benefit;

	d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

	e) reasonably believed that the conduct was in the best interests of the Company, or, in the case of acts or omissions occurring while serving another Entity at the request of the Company reasonably believed that the conduct was not opposed to the best interests of the Company (if the Indemnitee's conduct in the Proceeding related to an employee benefit plan, the conduct shall not be considered opposed to the best interests of the Company if Indemnitee reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan).

	4. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and a short description of the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

	5. Indemnification for Expenses if Indemnitee is Wholly or Partly Successful. If the Company determines, in the manner required by law, that the Indemnitee meets the requirements of Section 3 with respect to one or more, but not all, claims in a Proceeding, then the Company shall pay all Indemnifiable Amounts related to the claims for which such Idemnitee meets the requirements of Section 3.

	6. Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

	7. Agreement to Advance Expenses; Conditions. Upon receipt by the Company of a written affirmation by the Indemnitee of a good faith belief that the criteria for indemnification set forth in Section 3 above are satisfied and a written undertaking by the Indemnitee to repay all amounts paid by the Company if it is ultimately determined such criteria have not been satisfied, the Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding in advance of the final disposition of such Proceeding. This undertaking shall be an unlimited general obligation of Indemnitee, but need not be secured and shall be accepted by the Company without reference to the financial ability of the Indemnitee to make the repayment.

	8. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 7 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses and the affirmation and undertaking specified in
Section 7 above. Payment of Indemnifiable Expenses under Section 7 shall be made no later than twenty (20) calendar days after the Company's receipt of such request.

	9.  Remedies of Indemnitee.

	(a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 above or a request for an advancement of Indemnifiable Expenses under Sections 7 and 8 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition any federal or state court located in Minneapolis, Minnesota to enforce the Company's obligations under this Agreement.

	(b) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 9(a) above;
provided, however, that if Indemnitee is unsuccessful, on the merits, in such action, then the Company shall have no obligation to Indemnitee under this Section 9(b).

	(c) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 9(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

	(d) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 9(a) above, and shall not create a presumption that such payment or advancement is not permissible.

	10.  Defense of the Underlying Proceeding.

	(a) Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company's ability to defend in such Proceeding is materially and adversely prejudiced thereby.

	(b) Defense by Company. Subject to the provisions of the last sentence of this Section 10(b) and of Section 10(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable
Amounts hereunder; provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section
10(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 10(b) shall not apply to a Proceeding brought by Indemnitee under Section 9(a) above or pursuant to Section 17 below.

	(c) Indemnitee's Right to Counsel. Notwithstanding the provisions of Section 10(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Official Capacity, Indemnitee reasonably concludes that Indmenitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with, or may be otherwise in conflict with, the position of other defendants in such Proceeding, including without limitation the Company, or if the Company fails to assume and maintain the defense of such proceeding in a timely and competent manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee's choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee's choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

	11.  Representations and Warranties of the Company.  The
Company hereby represents and warrants to Indemnitee as follows:

	(a) Authority. The Company has all necessary power and authority to enter into, and be bound by and perform its obligations under the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

	(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

	12.  Contract Rights Not Exclusive.

	(a) The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's Articles of Incorporation or Bylaws, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director of the Company. The Company's obligations under this agreement shall be primary to any obligation of indemnity owed by any third party to Indemnitee for any Indemnifiable Amounts.

	(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, agents or fiduciaries of the Company or any other Entity that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with their applicable terms to the maximum extent of the coverage available for any such director, officer, partner, agent or fiduciary under such policy or policies.

	13. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, assigns, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, assigns, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

	14. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

	15. Change in Law. To the extent that Minnesota law (whether by statute or judicial decision), now or in the future, shall permit broader indemnification or advancement of expenses than is provided under the terms of the Articles of Incorporation and Bylaws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

	16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

	17. Indemnitee as Plaintiff. Except as provided in Section 10(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in any Proceeding brought against Indemnitee or to any proceeding brought in good faith by Indemnitee to enforce his or her rights under this Agreement.

	18. Modifications and Waiver. Except as provided in Section 15 above with respect to changes in Minnesota law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

	19. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

	(i)	If to Indemnitee, to:

		At the home or business address as shown in the Company's records;

	(ii)	If to the Company, to:

		Techne Corporation
		614 McKinley Place N.E.
		Minneapolis, MN 55413
		Attn: Chief Executive Officer

or to such other address as may have been furnished in the same manner by any party to the others.

	20. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of Minnesota without giving effect to the provisions thereof relating to conflicts of law.

	21. Consent to Jurisdiction. Each of the Company and Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive the jurisdiction of the courts of the State of Minnesota and the United States District Court for the District of Minnesota (the "Minnesota Courts").

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


	Techne Corporation


	_______________________________
	By:
	Its:


	INDEMNITEE


	_______________________________